                                  EXHIBIT 99(b)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             AND PREFERRED DIVIDENDS

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                                                                                                                         Quarter
                                                                                                                  ended March 31,
                                                                                                             -------------------
(in millions)                                                                                                 2000          1999
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EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
    Income before income tax expense                                                                         $1,617       $1,381
    Fixed charges                                                                                             1,550        1,253
                                                                                                             ------       ------
                                                                                                             $3,167       $2,634
                                                                                                             ======       ======
Preferred dividend requirement                                                                               $    4       $    9

Ratio of income before income tax expense to net income                                                        1.60         1.56
                                                                                                             ------       ------

Preferred dividends (2)                                                                                      $    6       $   14
                                                                                                             ------       ------
Fixed charges (1):
    Interest expense                                                                                          1,523        1,222
    Estimated interest component of net rental expense                                                           27           31
                                                                                                             ------       ------
                                                                                                              1,550        1,253
                                                                                                             ------       ------
    Fixed charges and preferred dividends                                                                    $1,556       $1,267
                                                                                                             ======       ======

Ratio of earnings to fixed charges and preferred dividends (3)                                                 2.03         2.08
                                                                                                             ======       ======


EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
    Income before income tax expense                                                                         $1,617       $1,381
    Fixed charges                                                                                               793          536
                                                                                                             ------       ------
                                                                                                             $2,410       $1,917
                                                                                                             ======       ======
Preferred dividends (2)                                                                                      $    6       $   14
                                                                                                             ------       ------
Fixed charges:
    Interest expense                                                                                          1,523        1,222
    Less interest on deposits                                                                                   757          717
    Estimated interest component of net rental expense                                                           27           31
                                                                                                             ------       ------
                                                                                                                793          536
                                                                                                             ------       ------
    Fixed charges and preferred dividends                                                                    $  799       $  550
                                                                                                             ======       ======
Ratio of earnings to fixed charges and preferred dividends (3)                                                 3.01         3.49
                                                                                                             ======       ======
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(1)  As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.